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Exhibit 10.26

HEALTH OPTIONS, INC.

PARTICIPATION AGREEMENT

(CAPITATION)

OPTION CARE

HEALTH OPTIONS, INC.
PARTICIPATION AGREEMENT
(CAPITATION)

TABLE OF CONTENTS

HEALTH OPTIONS, INC.

PARTICIPATION AGREEMENT

(CAPITATION)

THIS PARTICIPATION AGREEMENT (hereinafter referred to as "Agreement") is made and entered into by and between the parties described in Article I of this Agreement.

WHEREAS, HEALTH OPTIONS is operating a state certified health maintenance organization in accordance with applicable laws; and

WHEREAS, Provider is willing to participate in such health maintenance organization as a Participating Provider by providing services to Members of HEALTH OPTIONS in accordance with the terms of this Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties agree to the following:

1. DEFINITIONS AND PARTIES.
1.1	The terms used in this Agreement as set forth in Attachment 1 ("Definitions") shall have the meanings set forth in Attachment 1: The parties to this Agreement are:
HEALTH OPTIONS, INC. Corporate Offices at 4800 Deerwood Campus Parkway Jacksonville, Florida 32246
a Florida corporation, hereinafter referred to as "HEALTH OPTIONS", and
OptionCare Enterprises, Inc. d/b/a OptionCare 100 Corporate North, Suite 212 Bannockburn, Illinois 60015
a Delaware corporation, hereinafter referred to as "Provider".
II. TERM AND TERMINATION.
2.1
This Agreement shall become effective as of the Effective Date appearing on the signature page hereof, and shall continue in effect until the date shown on such signature page as the Initial Anniversary Date. Thereafter, this Agreement shall continue in effect from year to year from such Initial Anniversary Date unless terminated by the mutual written agreement of the parties. Notwithstanding the foregoing and any other provisions of this Agreement, either party may terminate this Agreement at any time by giving at least sixty (60) days prior written notice of such termination to the other party.

2.2
Subject to the requirements of Sections 2.3 and 2.4 directly below, HEALTH OPTIONS or Provider may terminate this Agreement immediately at any time if the other party fails to have all applicable licenses or the full amount of insurance coverage required under the provisions of Article IX ("Insurance") below; or, if the other party fails to meet any obligations under applicable state and local laws pertaining to the operation of HEALTH OPTIONS or Provider. In addition, either party may terminate this Agreement immediately at any time for cause. For purposes of this Agreement, "cause" shall include a material breach of an obligation to be performed hereunder and shall include in any event a breach of any of the obligations set forth in Section 4.2 of this Agreement, or a conviction of a felony by a party or any individual affiliated with Provider who provides or arranges the provision of services to Members. Further, HEALTH OPTIONS may terminate this Agreement immediately at any time if HEALTH OPTIONS determines that Member dissatisfaction exists with respect to services provided by Provider. Termination shall have no effect upon the rights and obligations of the parties arising out of any transactions occurring prior to the effective date of such termination. Upon the written request of HEALTH OPTIONS, Provider will continue to treat Members of HEALTH OPTIONS who began a course of treatment prior to such termination, subject to all of the terms and provisions of this Agreement, until such course of treatment has been completed or arrangements satisfactory to HEALTH OPTIONS and such Member have been made to have such treatment provided by another provider.
2.3
RIGHT OF DEPARTMENT OF INSURANCE TO ORDER CANCELLATION. As required under FLORIDA STATUTES Section 641.234 as amended effective October 1, 1988, if the Department of Insurance has information and belief that this Agreement requires HEALTH OPTIONS to pay a fee which is unreasonably high in relation to the services provided, after review of this Agreement the department may order HEALTH OPTIONS to cancel this Agreement, if it determines that the fees to be paid by HEALTH OPTIONS are so unreasonably high as compared with similar contracts entered into by HEALTH OPTIONS or as compared with similar contracts entered into by other health maintenance organizations in similar circumstances, such that this Agreement is detrimental to the subscribers, stockholders, investors, or creditors of HEALTH OPTIONS. This Agreement shall be canceled upon issuance of such order by the department pursuant to this section.
2.4	MANDATORY 60-DAY NOTICE OF CANCELLATION BY PROVIDER AND HEALTH OPTIONS
2.4.1
As required under FLORIDA STATUTES Section 641.315 as amended effective October 1, 1991, Provider shall provide sixty (60) days' advance written notice to HEALTH OPTIONS and the Department of Insurance at the addresses listed in the "Notice" section of this Agreement before canceling this Agreement with HEALTH OPTIONS for any reason. Nonpayment for goods or services rendered by the Provider to HEALTH OPTIONS or any of its Members shall not be a valid reason for avoiding such 60-day advance notice of cancellation. Upon receipt by HEALTH OPTIONS of a 60-day cancellation notice, HEALTH OPTIONS may, if requested by the Provider, terminate the contract in less than sixty (60) days if HEALTH OPTIONS is not financially impaired or insolvent.
2.4.2
As required under FLORIDA STATUTES Section 641.315 as amended effective October 1, 1996, HEALTH OPTIONS shall provide sixty (60) days' advance written notice to Provider and the Department of Insurance at the addresses listed in the "Notice" section of this Agreement before canceling, without cause, this Agreement with Provider, except in such cases where a Member's health is subject to imminent danger or Provider's ability to provide services pursuant to this Agreement is effectively impaired by the Board of Medicine or other government or regulatory agency.

2.4.3
HEALTH OPTIONS and Provider hereby acknowledge and agree that the provisions of 2.4.1 and 2.4.2 above do not relieve either party of any of its other obligations under this Agreement that are not inconsistent with the foregoing, including without limitation any obligation either party has to provide more than sixty (60) days' notice of cancellation of this Agreement, to the other party.
III. INDEPENDENT RELATIONSHIP.
3.1
Notwithstanding the provisions of Article XI ("Cooperation With HEALTH OPTIONS") or any other provisions hereof, in the performance of the obligations of this Agreement each party is at all times acting and performing as an independent contractor with respect to the other party, and no party shall have or exercise any control or direction over the method by which the other party shall perform such work or render or perform such services and functions. It is further expressly agreed that no work, act, commission or omission of any party (or any of its agents, servants or employees) pursuant to the terms and conditions of this Agreement, shall be construed to make or render such party (or any of its agents, servants or employees) an agent, servant, representative, or employee of, or joint venturer with, such other party.
3.2
Provider hereby expressly acknowledges its understanding that this Agreement constitutes a contract between Provider and HEALTH OPTIONS, that HEALTH OPTIONS is an independent corporation operating under a license or sublicense with the Blue Cross and Blue Shield Association (the "Association"), an association of independent Blue Cross and Blue Shield Plans, permitting HEALTH OPTIONS to use the Blue Cross and/or Blue Shield Service Mark in the State of Florida, and that HEALTH OPTIONS is not contracting as the agent of the Association. Provider further acknowledges and agrees that it has not entered into this Agreement based upon representations by any person other than HEALTH OPTIONS and that no person, entity, or organization other than HEALTH OPTIONS shall be held accountable or liable to Provider for any of HEALTH OPTIONS' obligations to Provider created under this Agreement. This paragraph shall not create any additional obligations whatsoever on the part of HEALTH OPTIONS' other than those obligations created under other provisions of this Agreement.
IV. PROVIDER SERVICES.
4.1
Provider will make available to HEALTH OPTIONS, for the use and benefit of Members, those services that may be requested by or on behalf of HEALTH OPTIONS in order to provide Members with those Covered Services described and set forth in Attachment 2 of this Agreement ("Description of Services"). Such Covered Services are to be provided in accordance with accepted professional practices and standards and (except in cases of Emergency) with the informed consent of such Members. In addition, such Covered Services are to be provided by qualified professional health personnel. HEALTH OPTIONS and Provider may mutually agree in writing either to increase or decrease the Covered Services made available hereunder. Provider shall not discriminate against Members in any manner vis-a-vis other patients served by Provider.
4.2	Provider represents and agrees:
4.2.1
That it has, and will during each term of this Agreement maintain in full force and effect, all licenses, permits, certifications, (including, if Provider provides Covered Services to Members who are Medicare beneficiaries, certification from the U.S. Department of Health and Human Services as a provider under the Medicare program), and other regulatory approvals required under federal and/or state law in connection with providing the Covered Services contemplated by this Agreement.

4.2.2
That all personnel who are used by Provider, directly or indirectly, to provide Covered Services to Members are competent to do so and that all such personnel possess any and all licenses, permits, certifications and regulatory approvals required by law in connection with providing such Covered Services; that all such personnel will perform only those services which they are legally authorized and permitted to perform; and that Provider and all such personnel will perform their duties hereunder in accordance with all applicable local, state and federal requirements, as well as such national, state and county standards of professional ethics and practice as may be applicable.
4.2.3	That Provider will promptly notify HEALTH OPTIONS of the loss of, or any limitation with respect to, any such license, permit, certification, or regulatory approval.
4.2.4
That any and all facilities, equipment, goods and supplies (including, if applicable, vehicles) used by Provider to provide Covered Services to Members will be available, properly serviced and maintained, and otherwise appropriate for providing any Covered Services to Members pursuant to this Agreement.
4.2.5
That, except in cases of Emergency, Provider and any physicians or other health care professionals who do or may provide services to Members hereunder will not admit a Member to a hospital without first obtaining prior authorization, on an appropriate HEALTH OPTIONS referral or authorization form, from the Member's HEALTH OPTIONS Primary Care Physician or the HEALTH OPTIONS Medical Director for the HEALTH OPTIONS service area in which Provider is located (or, if requested in advance in writing, from both such Primary Care Physician and Medical Director). In cases of Emergency, if Provider (or any physician or other health care professional providing services to Member hereunder for or on behalf of Provider) refers, transfers, or admits any Member to a hospital, Provider will notify HEALTH OPTIONS thereof as soon as possible unless prior authorization from HEALTH OPTIONS has been obtained.
4.2.6
That it will inform any physicians and other health care professionals who do or may provide services on behalf of Provider to Members hereunder of the existence of this Agreement and of any provisions herein that are applicable to them. Additionally, Provider will, after receipt of written request from HEALTH OPTIONS, immediately terminate any agreement or agreements it has for the provision of Covered Services to Members specific to the provider or providers of such services included in such written request from HEALTH OPTIONS. In any event HEALTH OPTIONS retains the right to approve, or disapprove, new providers of Covered Services to Members and/or new sites of service.
4.2.7	That it has arrangements with emergency services to enable Provider to arrange for prompt, safe, referral and transfer of any Member for Medically Necessary treatment in appropriate situations.
4.2.8
That it will provide Covered Services to Members on a twenty-four (24) hour daily basis or will assure that any Member who is referred for receipt of such services at any hour obtains appropriate instructions as to how and where to obtain such services at other facilities, to assure that the life or safety of any Member will not be jeopardized.

V. COMPENSATION.
5.1
HEALTH OPTIONS agrees to pay to Provider the compensation set forth in Attachment 3 ("Compensation For Services and Payment Procedures") for those Covered Services described and set forth in Attachment 2 of this Agreement ("Description of Services") and provided pursuant to this Agreement to a Member that have been duly authorized as set forth in Article VI below ("Authorization"). Rates of compensation shall remain constant for the term of this Agreement, unless HEALTH OPTIONS and Provider mutually agree in writing that any or all such rates be either increased or decreased. Provider agrees to be responsible for collecting any applicable Copayments required for Covered Services directly from the Members, and shall not waive, discount or rebate any such deductibles or Copayments without the prior written consent of Health Options.
5.2
In the event of any overpayment, duplicate payment, or other payment of an amount in excess of that to which Provider is entitled, HEALTH OPTIONS may, in addition to any other remedy, recover the same by way of offsetting the amounts overpaid against current and future amounts due to Provider and/or seeking an immediate refund of the amount of controversy from the Provider.
VI. AUTHORIZATION.
6.1
Except in cases of Emergency, Covered Services shall be provided to Members under this Agreement only as authorized by the Medical Director of HEALTH OPTIONS (or his designee), or by a physician who has contracted with HEALTH OPTIONS to provide health services to Members. Provider shall attempt to contact HEALTH OPTIONS to verify that a patient is a Member of HEALTH OPTIONS and eligible to receive the services to be provided.
VII. MEMBER IDENTIFICATION.
7.1
HEALTH OPTIONS shall furnish to its Members identification cards which, except in an Emergency, must be presented to Provider at the time Covered Services are rendered. However, such identification cards in no way create, or serve to verify, eligibility to receive Covered Services under this Agreement. Upon request by Provider, HEALTH OPTIONS shall provide available information concerning a Member's eligibility to receive Covered Services under this Agreement. Such information shall not be deemed to be a promise or guarantee of payment by HEALTH OPTIONS under this Agreement.
VIII. BILLINGS.
8.1
Provider shall submit to HEALTH OPTIONS, for all Covered Services rendered to Members in accordance with the terms of this Agreement, complete, accurate and itemized billings, which shall include identifying patient information and itemized records of such services and charges, in billing form and content that are acceptable to HEALTH OPTIONS and as may be required by applicable laws or regulations.

IX. INSURANCE.
9.1
Each party to this Agreement, at its sole cost and expense, shall procure and maintain such policies of general liability and professional liability insurance and other insurance as shall be adequate to insure such party and its employees against any claim or claims for damages arising by reason of personal injuries or death occasioned directly or indirectly in connection with the performance of services and activities by such party, and the use of any facilities, equipment or supplies provided by such party, in connection with this Agreement. Each of such policies shall be in form and amounts acceptable to the other party, but not more than two (2) million dollars per occurrence and five (5) million dollars in the aggregate. Each party shall furnish the other party reasonable proof of such adequate insurance as shall be requested upon execution of this Agreement and/or at any reasonable time thereafter, and shall notify the other in writing at least thirty (30) days prior to the termination or any reduction of such coverage. The failure to give such notice, or the absence of such coverage, is grounds for immediate termination of this Agreement.
X. LISTING, ADVERTISING AND PROMOTION.
10.1
Provider agrees that HEALTH OPTIONS may identify Provider as a provider of services to HEALTH OPTIONS Members and specifically agrees that HEALTH OPTIONS may advertise, publicize, and otherwise promote its relationship with Provider to potential and existing Members in accordance with HEALTH OPTIONS' marketing program. HEALTH OPTIONS may list the name, address, telephone number of Provider, and a description of its facilities and services, in HEALTH OPTIONS' directories or other lists of providers of services. HEALTH OPTIONS and Provider further agree that, except as provided in the foregoing sentence, the name, symbols, trademarks, trade names, and service marks of each party, whether presently existing or hereafter established, are proprietary; and each party reserves to itself the right to the use and control thereof. In addition, except as provided in the first sentence hereof, neither party shall use the other party's name, symbols, trademarks or service marks in advertising or promotional materials or otherwise without the prior written consent of that party and shall cease any such usage immediately upon written notice of the party or upon termination of this Agreement, whichever is sooner.
XI. COOPERATION WITH HEALTH OPTIONS.
11.1
COOPERATION WITH HEALTH OPTIONS. Provider agrees to cooperate with HEALTH OPTIONS fully in connection with the conducting by HEALTH OPTIONS of its regular audit activities, credentialing activities, peer review activities, utilization management programs, quality assurance programs, and discharge planning activities. In connection therewith, Provider will allow employees, agents, and/or independent contractors retained by HEALTH OPTIONS for the performance of such activities, access to Members, and/or to records pertaining to such Members at reasonable times, consistent with applicable Florida law, and, if applicable, consistent with reasonable previously established policies of Provider concerning patient safety and welfare. Provider will comply with all reasonable requirements and policies of HEALTH OPTIONS used in administering such activities and/or programs, and further shall comply with administrative policies and procedures that are used by HEALTH OPTIONS in conducting its business operations. HEALTH OPTIONS shall not be subject to liability to Provider as a result of conducting such activities or programs, provided that HEALTH OPTIONS has acted in good faith.
11.2
COORDINATION OF DEFENSE OF CLAIMS. Provider and HEALTH OPTIONS agree to make all reasonable efforts, consistent with advice of counsel and the requirements of applicable insurance policies and carriers, to coordinate the defense of all claims in which the other is either a named defendant.

XII. MAINTENANCE AND INSPECTION OF RECORDS; CONFIDENTIALITY.
12.1
Provider agrees to maintain adequate business and medical records in English relating to the provision of Covered Services to Members during the entire term of this Agreement and for a period of at least seven (7) years thereafter.
12.2
Provider and HEALTH OPTIONS agree that all Member medical records shall be treated as confidential so as to comply with all state and federal laws regarding the confidentiality of patient records. However, HEALTH OPTIONS and any HEALTH OPTIONS Affiliate, subject to applicable laws, shall have access to, and shall have the right upon request to inspect and, at its own expense, copy, at all reasonable times, any accounting, administrative, and medical records maintained by Provider pertaining to HEALTH OPTIONS, to Covered Services provided to Members, and to Provider's participation hereunder. In addition, Provider will allow inspection of books and records related to Providers' dealings with HEALTH OPTIONS by HEALTH OPTIONS, by authorized state agencies, and by the Department of Health and Human Services and the Comptroller General of the United States or their duly authorized representatives; provided, however, that, whenever feasible, Provider shall notify HEALTH OPTIONS prior to releasing information to any agency or entity other than HEALTH OPTIONS.
12.3	The provisions of this Article shall not be interpreted to place any obligation on Provider that would cause Provider to act or otherwise be in violation of applicable state or federal law.
XIII. ACCESS TO MEDICAL RECORDS.
13.1
Until the expiration of four (4) years after the furnishing of services pursuant to this Agreement, Provider shall make available, upon written request, to the Secretary of the Department of Health and Human Services, or upon request, to the Comptroller General, or to any of their duly authorized representatives, this Agreement and books, documents and records of Provider that are necessary to certify the nature and extent of costs incurred with respect to any services furnished for which payments may be made under the Medicare and Medicaid programs. If Provider carries out any of the duties of this Agreement through a subcontract, having a value or costs of $ 10,000 or more over a twelve (12) month period, with a related organization, such subcontract shall contain a clause to the effect that until the expiration of four (4) years after the furnishing of such services pursuant to such subcontract, the related organization shall make available, upon written request, to the Secretary of the Department of Health and Human Services, or upon request, to the Comptroller General, or to any of their duly authorized representatives, the subcontract, and books, documents and records of such organization that are necessary to verify the nature and extent of costs incurred with respect to any services furnished for which payments may be made under the Medicare and Medicaid programs.
XIV. MEMBER NON-LIABILITY FOR PAYMENT.
14.1
Provider hereby agrees that in no event, including but not limited to non-payment by HEALTH OPTIONS, insolvency of HEALTH OPTIONS, or breach of this Agreement, shall Provider bill, charge, collect a deposit from, seek compensation, remuneration or reimbursement from, or have any recourse against any Member or persons other than HEALTH OPTIONS acting on their behalf for Covered Services provided pursuant to this Agreement. This provision shall not prohibit collection of supplemental charges, Copayments, or charges for non-Covered Services in accordance with the terms of the applicable Health Services Agreement.
14.2
Provider further agrees that (1) this provision shall survive the termination of this Agreement regardless of the cause giving rise to termination and shall be construed to be for the benefit of HEALTH OPTIONS Members and that (2) this provision supersedes any oral or written contrary agreement now existing or hereafter entered into between Provider and any Member or persons acting on their behalf,

14.3
Any modification, addition, or deletion to the provisions of this Article shall become effective on a date no earlier than fifteen (15) days after the Florida Commissioner of Insurance has received written notice of such proposed change.
XV. SUBCONTRACTING OF SERVICES.
15.1
Provider shall not subcontract this Agreement or any portion of it without the prior written consent of HEALTH OPTIONS if the subcontract in any manner pertains to patient care that Members are to receive hereunder. Provider shall remain fully liable and responsible for the performance of its obligations hereunder notwithstanding the existence of any such subcontract and any consent thereto by HEALTH OPTIONS. Such consent shall not be unreasonably withheld.
15.2
In the event of any such subcontract, Provider will monitor the performance of the subcontractor and will provide HEALTH OPTIONS with evidence, in form and substance satisfactory to HEALTH OPTIONS, concerning the rendering of services to Members by such subcontractor and payment by Provider to such subcontractor.
XVI. COORDINATION OF BENEFITS.
16.1
The provisions of this Coordination of Benefits Article are subject to applicable federal and/or state law concerning coordination of health insurance benefits, including without limitation Florida Insurance Code, Section 627.4235, as amended ("the C.O.B. rules"), and shall be modified to the extent necessary to enable the parties to comply with such law.
16.2
SERVICE AREA MEMBERS. In any case where a Service Area Member is entitled to payment from any third party for Covered Services provided by Provider in accordance with the provisions of this Agreement, and such third party is other than the primary payor under the C.O.B. rules, payment to Provider for that Member shall not be made by HEALTH OPTIONS of any amount(s) which, when added to all other payments made to Provider for such services, would exceed 100% of the amount agreed to be paid to Provider by HEALTH OPTIONS under this Agreement for providing such services; and, Provider will neither bill nor attempt to collect from HEALTH OPTIONS, nor any Service Area Member, any such amounts.
16.3
NON-SERVICE AREA MEMBERS. In any case where a Member other than a Service Area Member is entitled to payment from any third party for Covered Services provided by Provider in accordance with the provisions of this Agreement, and such third party is other than the primary payor under the C.O.B. rules, HEALTH OPTIONS will pay Provider for Covered Services provided that: (1) Provider is in compliance with all other terms of this Agreement, and (2) such HEALTH OPTIONS payment to Provider shall not be made to the extent that such payment, when added to all other payments made to Provider for that Member for such services, would exceed 100% of the amount agreed to be paid to Provider by HEALTH OPTIONS under this Agreement for providing such services; and Provider will neither bill nor attempt to collect from HEALTH OPTIONS, nor any non-Service Area Member, any such amounts.

16.4	Provider will cooperate fully with HEALTH OPTIONS in all lawful efforts by HEALTH OPTIONS to collect such amounts under the C.O.B. rules. In addition, Provider shall make a good faith effort to obtain information that may be helpful to HEALTH OPTIONS in coordinating such benefits, shall otherwise assist HEALTH OPTIONS in such coordination of benefits, and shall promptly refund any overpayments made by HEALTH OPTIONS to Provider pursuant to the foregoing provisions.

XVII.  MEMBER GRIEVANCE RESOLUTION PROCEDURE.

17.1	Provider acknowledges that HEALTH OPTIONS, in and pursuant to its various agreements with groups and individuals to provide prepaid health care, has established a grievance resolution procedure which provides a meaningful process for hearing and resolving disputes arising thereunder, involving Members, HEALTH OPTIONS, Participating Providers and/or Provider. A copy of said grievance resolution procedure will be made available to Provider upon reasonable request. The parties agree that any complaint, grievance or claim asserted pursuant to such grievance resolution procedure shall be resolved in accordance with such grievance resolution procedure and that they will comply with all final determinations made through the grievance procedure.

XVIII.  DISPUTE RESOLUTION; ARBITRATION.

18.1	Both parties agree to meet and confer in good faith to resolve any controversy or claim arising out of or relating to this Agreement or the breach thereof; provided, however, that the foregoing shall in no way be construed in a manner that would modify or limit the rights and obligations of the parties under Article 11 above with respect to termination of this Agreement. Unless otherwise prohibited by law, any such controversy or claim which cannot be so resolved shall be submitted to binding arbitration. Unless the parties agree in writing to modify the procedure for such arbitration, the following procedure shall be followed: Arbitration may be initiated by either party making a written demand for arbitration on the other party within a reasonable time from the date the claim, dispute, or controversy arose, but in no event later than the date legal proceedings would be barred by the applicable statute of limitations. The party making such demand shall designate a competent and disinterested arbitrator in such written demand. Within thirty (30) days of that demand, the other party shall designate a competent and disinterested arbitrator and give written notice of such designation to the party making the initial demand for arbitration. Within thirty (30) days after such notices have been given, the two arbitrators so designated shall select a third competent and disinterested arbitrator and give notice of the selection to both parties. If the two arbitrators designated by the parties are unable to agree on a third arbitrator within thirty (30) days, then upon request of either party such third arbitrator shall be selected by a Circuit Judge in the county in which arbitration is pending. The arbitrators shall then hear and determine the question or questions in dispute, and the decision in writing of any two arbitrators shall be binding upon the parties. The arbitration shall be held in the State of Florida at a location to be designated by the party not making the initial demand for arbitration. Unless the parties otherwise agree, the arbitration shall be conducted in accordance with the rules governing procedure and admission of evidence in the courts of the State of Florida. Each party shall pay its chosen arbitrator and shall bear equally the expense of the third arbitrator and all other expenses of the arbitration, provided that attorney's fees and expert witness fees are not deemed to be expenses of arbitration but are to be borne by the party incurring them. Except as otherwise provided in this Agreement, arbitration shall be governed by the provisions of the Florida Arbitration Code.

XIX.  ASSIGNMENT AND DELEGATION,

19.1	Neither party may assign any rights or delegate any duties or obligations under this Agreement, or transfer this Agreement in any manner, without the express written approval of a duly authorized representative of the other party, and any such attempted assignment, delegation or transfer in violation of this provision shall be void; provided, however, that HEALTH OPTIONS expressly reserves the right to assign any and all of its rights, and to delegate any and all of its duties and obligations hereunder, and to in any manner transfer this Agreement, to a HEALTH OPTIONS Affiliate, provided that HEALTH OPTIONS shall notify Provider of any such assignment, delegation or transfer in writing at least thirty (30) days prior thereto.

XX.  GENERAL PROVISIONS.

20.1	Amendment. This Agreement or any part of it may be amended at any time during the term of the Agreement by mutual consent in writing of duly authorized representatives of the parties. Provided, however, that any change (including any addition and/or deletion) to any provision or provisions of this Agreement that is required by duly enacted federal or Florida legislation, or by a regulation or rule finally issued by a regulatory agency pursuant to such legislation, rule or regulation, will be deemed to be part of this Agreement without further action required to be taken by either party to amend this Agreement to effect such change or changes, for as long as such legislation, regulation or rule is in effect,
20.2
Applicable Law. The validity of this Agreement and of any of its terms and provisions, as well as the rights and duties of the parties hereunder, shall be interpreted and enforced pursuant to and in accordance with the laws of the State of Florida.
20.3
Attorney Fees; Enforcement Costs. Except in the case of arbitration proceedings referred to above, or if the parties otherwise agree in writing, if any permitted legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees, court costs, and other reasonable expenses incurred in connection with maintaining or defending such action or proceeding, as the case might be, including any such reasonable attorney's fees, costs, or expenses incurred on appeal, in addition to any other relief to which such party or parties may be entitled.
20.4
Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties, their successors, and their permitted assigns, unless otherwise set forth herein or agreed to by the parties in writing.
20.5
Confidentiality of Contract Terms and Member Listings. Provider acknowledges and agrees that the reimbursement rates paid by HEALTH OPTIONS, and other aspects of this Agreement, including, without limitation, any and all membership listings provided to Provider by HEALTH OPTIONS, are competitively sensitive. Provider will not disclose such rates, membership listings, and other aspects of this Agreement, to third parties, except upon the prior written authorization of HEALTH OPTIONS.
20.6
Enforceability. In the event any provision of this Agreement is rendered invalid or unenforceable by a valid Act of Congress or of the Florida Legislature or by any regulation duly promulgated by officers of the United States or of the State of Florida acting in accordance with law, or declared null and void by any court of competent jurisdiction, the remainder of the provisions of this Agreement shall remain in full force and effect.
20.7
Entire Agreement; Signatures Required. This Agreement, which shall be deemed to include all attachments, amendments, exhibits, addenda, and schedules, if any, contains the entire Agreement between the parties. Any prior agreements, promises, negotiations or representations, either oral or written, relating to the subject matter of this Agreement and not expressly set forth in this Agreement are of no force or effect. This Agreement will be effective and binding on the parties only if the duly authorized signatures of the parties are affixed hereto where indicated on the signature page below, and not otherwise.

20.8	Headings. The headings of sections contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
20.9
Limitations on Liability. Although this Agreement contemplates services for Members, the parties reserve the right to amend or terminate this Agreement without notice to, or consent of, any such Member. Subject to the provisions of Article XIV (Member Non-Liability for Payment), no persons or entities except for HEALTH OPTIONS and Provider are intended to be or are, in fact, beneficiaries of this Agreement; and its existence shall not in any respect whatsoever increase the rights of any Member or other third party, or create any rights on behalf of any Member or other third party vis-a-vis either of the parties. Furthermore, nothing in this Agreement shall impose upon HEALTH OPTIONS any obligation to render health care services, but only to arrange for the provision of health care services by hospitals, physicians, and other independent contractors. HEALTH OPTIONS shall not be responsible for any act, omission, or default of any hospital, physician or other independent contractor, or for any negligence, misfeasance, malfeasance or nonfeasance of any hospital, physician or other provider of health care services participating in HEALTH OPTIONS' health plan. Provider shall not be responsible for any act, omission, or default of HEALTH OPTIONS, or for any negligence, misfeasance, malfeasance, or nonfeasance of HEALTH OPTIONS. No provision of this Agreement shall be deemed to, nor shall, constitute an agreement by either party to indemnify or hold harmless any other person or entity, whether or not a party hereto.
20.10
Nondiscrimination. In carrying out their obligations under this Agreement, Provider shall not discriminate against any Member on a basis of race, color, religion, sex, national origin, or physical or mental handicap; nor shall Provider knowingly contract with any person or entity which discriminates against any Member on any such basis.
20.11
Non-Exclusivity. The parties hereby acknowledge that this Agreement is not exclusive, and that each party may freely contract with any other person, firm or entity concerning the subject matter hereof.
20.12
Survival of Provisions Upon Termination. Any provision of this Agreement which requires or reasonably contemplates the performance of obligations by either party after the termination of this Agreement shall survive such termination unless otherwise specifically provided herein.
20.13	Waiver of Breach. Waiver of a breach of this Agreement shall not be deemed to be a waiver of any other breach and shall not bar any action for subsequent breach thereof.

XXI.  NOTICES.

21.1	Any notice required to be given pursuant to the terms and provisions of this Agreement shall be in writing, postage prepaid, and shall be hand delivered or sent (by certified or registered mail, return receipt requested, or by federal express or other overnight mail delivery for which evidence of delivery is obtained by the sender), to the address or addresses set forth below unless the sender has been otherwise instructed in writing or unless otherwise provided by law. The notice shall be deemed to be effective on the date hand delivered or as indicated on the return receipt or, if no date is so indicated, then on the date of the notice.
To Provider:	To Department of Insurance
OptionCare Enterprises, Inc. d/b/a OptionCare Attn: General Counsel 100 Corporate North Suite 212 Bannockburn, Illinois 60015	Bureau of Specialty Insurers Department of Insurance 200 E. Gaines Street Tallahassee, Florida 32399-0300
To HEALTH OPTIONS:	With a copy to:
HEALTH OPTIONS, INC. 8400 N. W. 33 Street Suite 100 Miami, Florida 33122	HEALTH OPTIONS, INC. Attn: S.V.P., Healthcare Services 41800 Deerwood Campus Parkway Jacksonville, Florida 32246

XXII.  YEAR 2000 COMPLIANCE.

22.1	Provider specifically acknowledges that it has, or will have, in place an appropriate management plan to, when necessary, modify, in order to be "Year 2000 Ready", the operation of its computer systems and equipment necessary for it to provide services to be delivered under this Agreement and, as a consequence: (i) such systems and equipment will not materially malfunction when transitioning from December 31, 1999 to January 1, 2000 or from twentieth century dates to twenty-first century dates; and/or (ii) even if such systems and equipment malfunction when making such date transition, Provider will have in place a contingency plan permitting it to continue to materially comply with its obligations under this Agreement notwithstanding any such computer system/equipment malfunction.

[THE FOLLOWING PAGE IS THE SIGNATURE PAGE OF THIS AGREEMENT]

IN WITNESS WHEREOF, by placing their duly authorized signatures below, the parties hereby execute this Agreement and agree to be bound by its terms.

Effective Date: 6-1-97.

Initial Anniversary Date:

PROVIDER	HEALTH OPTIONS, INC.
/s/ MICHAEL A. RUSNAK Signature	/s/ BRUCE A. DAVIDSON Signature
Michael A. Rusnak Name (Printed or Typed)	Bruce A. Davidson Name (Printed or Typed)
President/CEO Title	Senior Vice President Title
Date Signed: April 19, 1999	Date Signed: 4/28/99

ATTACHMENT 1

HEALTH OPTIONS, INC.
PARTICIPATION AGREEMENT
(CAPITATION)

DEFINITIONS

Definitions.  If, and as, used in this Agreement and any amendments hereto, the following terms shall have the meanings set forth below unless otherwise specifically provided:

1.
Capitation Payment means the payment, subject to adjustments, made under an arrangement whereby a provider of health care services receives an amount, expressed as dollars per Member per month, in consideration for providing, and based upon the projected cost of, all Covered Services under a Health Services Agreement that applicable Members are expected to use during a month's time.

2.
Copayment means that amount of money required under a Health Services Agreement to be paid directly by the Member to any medical provider who provides services or supplies to such Member.

3.
Covered Services means the benefits described and set forth in the Health Services Agreement, including any endorsements and riders thereto, provided that the Member is entitled to receive such benefits.

4.
Emergency means the sudden and unexpected onset of an illness or injury which requires the immediate care and attention of a qualified physician and which, if not treated immediately, would seriously jeopardize or impair the health of the Member, as determined by the Medical Director.

5.
Health Options Affiliate means Blue Cross and Blue Shield of Florida, Inc. and/or any entity certified to operate as a health maintenance organization that is affiliated with HEALTH OPTIONS by or through common ownership or control. (HEALTH OPTIONS shall provide Provider with a current list of all such HEALTH OPTIONS Affiliates upon written request.)

6.
Health Services Agreement means an agreement between HEALTH OPTIONS and a third party which, by its terms, requires HEALTH OPTIONS to arrange for the delivery of health care services to individuals designated in said agreement.

7.
Medical Director means a physician who is designated by HEALTH OPTIONS to have the overall administrative responsibility for the direction of HEALTH OPTIONS' medical delivery system.

8.
Medically Necessary means any service and/or supply provided by a hospital, physician, or other provider for the diagnosis or treatment of a Member's condition and which, as determined by HEALTH OPTIONS is: (1) consistent with the symptom, diagnosis, and treatment of the Member's condition; and, (2) in accordance with standards of good medical practice; and (3) not primarily for the convenience of the Member, the Member's family, the physician or other provider; and, (4) approved by the appropriate medical body or board for the Member's condition; or, if different, the meaning of such term as set forth in the Health Services Agreement under which services are being provided to a Member hereunder.

9.
Member and Members means each individual eligible for coverage and properly enrolled: (a) under a Health Services Agreement with HEALTH OPTIONS (including, without limitation, Service Area Members, as defined below, except when the context requires otherwise); (b) under a Health Services Agreement with a health maintenance organization that is a corporate parent, subsidiary or affiliate of HEALTH OPTIONS or Blue Cross and Blue Shield of Florida, Inc.; (c) under a health services agreement with a health plan that is participating with HEALTH OPTIONS in a national network of Blue Cross and Blue Shield health maintenance organizations;

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  (d) under a self-insurance agreement administered by HEALTH OPTIONS; and/or (e) in another health plan which has a reciprocity or other agreement with HEALTH OPTIONS for the arrangement of the provision of health care services to its members by HEALTH OPTIONS. Provider shall be entitled to notification from HEALTH OPTIONS as to the identity of each such health maintenance organization or health plan, as the case may be.

10.
Participating Provider means a Primary Care Physician, other physician, a participating hospital, or any other provider of medical or other health care services or supplies which has entered into a written agreement with HEALTH OPTIONS to provide such services or supplies to Members.

11.
Physician means any individual who is licensed by the state in which Covered Services are provided by such individual to a Member, as a Doctor of Medicine, Doctor of Osteopathy, Doctor of Podiatry, or Doctor of Chiropractic.

12.
Primary Care Physician means a duly licensed physician who has entered into a written Primary Care Physician Medical Services Agreement with HEALTH OPTIONS, through which such physician agrees to provide Primary Care Services to Members.

13.
Primary Care Services means those services normally provided by a Primary Care Physician, including but not limited to physician office visits, nursing home visits, emergency room services, injections and immunizations, screening EKG's, well-child care, periodic health assessments, physician home care, minor office surgeries and any other routine medical care normally rendered by a physician to his/her patients; provided that all such services are Covered Services.

14.
Service Area means the county or counties set forth and described in Schedule "B" of this Agreement.

15.
Service Area Member means each individual eligible for coverage and properly enrolled under a Health Services Agreement with HEALTH OPTIONS for the provision or arranging of health care services in the county or counties set forth in Schedule "B", and for whom a Capitation Payment is made by HEALTH OPTIONS to Provider pursuant to Attachment 3 hereof.

2

*A Confidential Treatment Request pursuant to Rule 24(B)-2 under the Securities Exchange Act Of 1934, as amended, for certain information in this document has been filed with the Securities and Exchange Commission. The information for which treatment has been sought has been deleted from such exhibit and the deleted text replaced by an asterisk (*).

ATTACHMENT 2
HEALTH OPTIONS, INC.
PARTICIPATION AGREEMENT
(CAPITATION)
DESCRIPTION OF SERVICES AND PAYMENT

The following services which are Covered Services will be included in the Capitation Rate as set forth in Schedule A:

Home Infusion Therapy:

*

Also included are all charges for:

*

The following are not included in the Capitation Rate:

*

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*
A full evaluation of the drug or therapy in question will be reviewed by a medical committee made up of the OptionCare pharmacist and OptionCare medical director, along with the Blue Cross/HEALTH OPTIONS pharmacist and medical director. The committee will decide on what new drugs will or will not be covered under the Capitation Rate.

Drugs Administered in Physician Offices

All drugs, which are Covered Services, and administered in a physician's office will be paid by HEALTH OPTIONS at Average Wholesale Price ("AWP") minus *.

Notwithstanding the foregoing, the following drugs, which are Covered Services, and administered in a physician's office will be paid by HEALTH OPTIONS at AWP minus *:

*

Notwithstanding the above the following drugs, which are Covered Services, and administered in a physician's office will be paid by HEALTH OPTIONS at *:

*

The following Supplies will be paid at * of the Medicare Allowable for Dade county available to HEALTH OPTIONS at the time such Covered Services were provided:

  •
  Huber needles

  •
  Deitec (or other brand) of microbore extension tubings for ambulatory pumps

  •
  Brand specific infusions sets, as required for physician's stationary pumps

  •
  Bags of diluent for office based infusion (volumes of 50ml to 1000ml)

  •
  Gravity tubing sets

  •
  Deltec reservoir cassettes

  •
  Taxol compatible tubings

  •
  Herparin for flushing as provided in vials

  •
  Bone marrow trays

2

*
A Confidential Treatment Request pursuant to Rule 24(B)-2 under the Securities Exchange Act Of 1934, as amended, for certain information in this document has been filed with the Securities and Exchange Commission. The information for which treatment has been sought has been deleted from such exhibit and the deleted text replaced by an asterisk (*).

ATTACHMENT 3
HEALTH OPTIONS, INC.
PARTICIPATION AGREEMENT
(CAPITATION)

COMPENSATION FOR SERVICES AND PAYMENT PROCEDURES

1.
General Provisions for Payment to Provider. HEALTH OPTIONS shall make payments, in accordance with the provisions below, directly to Provider. Such payments will be made to Provider as payment in full for all Covered Services which Provider provides or arranges hereunder, for each month during the term of this Agreement.

2.
Capitation Payment to Provider. Subject to the further provisions hereof, on or before the 15th day of each month this Agreement is in effect, or other date if mutually agreed upon, HEALTH OPTIONS will make an adjusted Capitation Payment to Provider, as adjusted in accordance with the provisions of this Agreement. The manner and amount of such Capitation Payments are as follows:

a.
Such adjusted Capitation Payment may be based upon the age and sex of such Members, and in any event shall not be less than as set forth in Schedule "A".

b.
HEALTH OPTIONS may change any or all of the payment amounts and/or categories set forth in Schedule "A" at any time by giving Provider at least thirty (30) days prior written notice of the effective date of each such change; provided, however, that if Provider notifies HEALTH OPTIONS in writing prior to said effective date that any or all of such change(s) are unacceptable to Provider and that Provider therefore intends to terminate the Agreement, notwithstanding any other provisions of this Agreement, such change(s) shall not become effective, and this Agreement shall terminate as of the first day of the first month that begins at least ninety (90) days after said effective date, unless the parties agree otherwise in writing.

c.
When applicable, the following adjustments to Provider's Capitation Payment will be made in order to reflect the actual number of contract months or portions thereof for which prepayment fees have been billed by HEALTH OPTIONS under its Health Services Agreements (however such fees may be described or defined therein):

(i)
Capitation Payments for Service Area Members enrolling in HEALTH OPTIONS subsequent to an initial enrollment or subsequent to an open enrollment period (such as "new hires", newborn children, and other new dependents), will be adjusted as follows: For Service Area Members enrolling on or before the 15th of a month, Provider will be paid a Capitation Payment for that month. For individuals enrolling after the 15th of a month, Provider will not be paid a Capitation Payment, or any other payment for such Service Area Member (notwithstanding the provisions of Section 3.c. below), for that month.

(ii)
Capitation Payments for Service Area Members whose effective date of termination of coverage occurs on or before the 15th of a month, Provider will not be paid a Capitation Payment, or any other payment for such Service Area Member (notwithstanding the provisions of Section 3.c. below), for that month. However, for a Service Area Member whose effective date of termination of coverage occurs after the 15th of a month, a full Capitation Payment will be made to Provider for that month.

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d.	(i)	The adjustments to the Capitation Payment set out in Section 2.c. above will be made on or about the same date each month that the Capitation Payment to Provider is made, as provided in this Section 2. Such adjustments will be made only with respect to enrollments and terminations occurring during the three (3) calendar months immediately preceding the month in which each such adjustment is made.
(ii)
If adjustments are made in accordance with Section 2.c. above, HEALTH OPTIONS shall pay Provider the amounts of any such adjustments and shall be entitled to recover from Provider the amounts of any such adjustments. In addition, HEALTH OPTIONS shall be entitled to add to, or reduce, a subsequent Capitation Payment payable to Provider under this Agreement based upon any such adjustments.
(iii)
Notwithstanding the foregoing, or any other provision hereof, if an adjustment to the Capitation Payment is made for a Service Area Member whose coverage in HEALTH OPTIONS has terminated pursuant to Section (c) (ii) above; and, if Provider in good faith, and without knowledge that coverage had terminated, provided or arranged for the provision to such Member of services that would have been Covered Services duly authorized by HEALTH OPTIONS to be provided pursuant to the applicable Health Services Agreement had such Member's coverage not terminated, then HEALTH OPTIONS will pay Provider for such Services in accordance with the provisions of Section 3 of this Attachment 3, provided that such services were rendered, and further provided that HEALTH OPTIONS was notified thereof, during the three (3) calendar months immediately preceding the month in which each such adjustment is made.
3.
Fee For Service Payment to Provider. HEALTH OPTIONS agrees to pay Provider as payment in full the lower of * on the dates such services were provided or arranged, under any of the following conditions; provided that HEALTH OPTIONS is otherwise obligated to make such payments to Provider hereunder:

a.
When the Member to whom Covered Services are provided by Provider hereunder is a non-Service Area Member or otherwise is covered under a Health Services Agreement which includes fee for service payment for the Covered Services; or

b.
When Provider is providing Covered Services, after the termination of this Agreement, to Member(s) who began a course of treatment prior to such termination; or

c.
When Provider is directly providing Covered Services which are not included in Provider's Capitation Payment described in Section 2 of this Attachment 3.

  HEALTH OPTIONS shall exercise its best efforts to pay to Provider all undisputed bills rendered to HEALTH OPTIONS in accordance with this Section 3 and this Agreement within thirty (30) days after such bills have been received. Notwithstanding any other provision of this Agreement, such billings must be submitted to HEALTH OPTIONS within ninety (90) days of the date such services were provided in order for Provider to be entitled to payment for such services provided pursuant to this Agreement.

4.
Other Adjustments to Compensation and Payment Procedures.

a.
Should Provider fail to provide any Covered Services to Members which Provider is obligated to provide under this Agreement, HEALTH OPTIONS may deduct the amount of expenses for such Covered Services incurred by HEALTH OPTIONS as a result of such failure by Provider to provide such Covered Services, from any amounts otherwise payable to Provider hereunder, or HEALTH OPTIONS may otherwise recover such amount from Provider.

b.
If, under non-emergency circumstances, Provider utilizes or refers a Service Area Member to any non-Participating Provider to receive services without the prior written approval of the Medical Director, when a Participating Provider is available and able to provide such services

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    to such Member, the cost to HEALTH OPTIONS of such services may be deducted by HEALTH OPTIONS from subsequent Capitation Payments due Provider under this Agreement, or HEALTH OPTIONS may otherwise recover such amounts from Provider.

5.
Prohibition on Billing of Members. All services, the cost of which may cause an adjustment to compensation under this Attachment 3, are services provided pursuant to this Agreement for purposes of Article XIV of this Agreement ("Member Non-Liability for Payment"), and Provider shall not bill nor attempt to collect from any Member for such cost of any such services except as permitted under Section V of the Agreement.

3

*A Confidential Treatment Request pursuant to Rule 24(B)-2 under the Securities Exchange Act Of 1934, as amended, for certain information in this document has been filed with the Securities and Exchange Commission. The information for which treatment has been sought has been deleted from such exhibit and the deleted text replaced by an asterisk (*).

SCHEDULE "A"

HEALTH OPTIONS, INC.
PARTICIPATION AGREEMENT
(CAPITATION)
CAPITATION PAYMENTS

    The amount of the Capitation Payment, prior to adjustments under this Agreement, for each Service Area Member shall be as follows:

Commercial Members:	* PMPM
Medicare Members:	* PMPM

Page 1 of Schedule A

SCHEDULE "B"

HEALTH OPTIONS, INC.

PARTICIPATION AGREEMENT

(CAPITATION)

SERVICE AREA

Services are to be provided to Members in the counties of:

BROWARD

DADE

INDIAN RIVER

MONROE

OKEECHOBEE

PALM BEACH

ST LUCIE

Page 1 of Schedule B

QuickLinks

  Exhibit 10.26
HEALTH OPTIONS, INC. PARTICIPATION AGREEMENT (CAPITATION) OPTION CARE
HEALTH OPTIONS, INC. PARTICIPATION AGREEMENT (CAPITATION) TABLE OF CONTENTS
HEALTH OPTIONS, INC. PARTICIPATION AGREEMENT (CAPITATION)
ATTACHMENT 1
HEALTH OPTIONS, INC. PARTICIPATION AGREEMENT (CAPITATION)
DEFINITIONS
ATTACHMENT 2 HEALTH OPTIONS, INC. PARTICIPATION AGREEMENT (CAPITATION) DESCRIPTION OF SERVICES AND PAYMENT
ATTACHMENT 3 HEALTH OPTIONS, INC. PARTICIPATION AGREEMENT (CAPITATION) COMPENSATION FOR SERVICES AND PAYMENT PROCEDURES
SCHEDULE "A"
HEALTH OPTIONS, INC. PARTICIPATION AGREEMENT (CAPITATION) CAPITATION PAYMENTS
SCHEDULE "B" HEALTH OPTIONS, INC. PARTICIPATION AGREEMENT (CAPITATION)
SERVICE AREA
BROWARD DADE INDIAN RIVER MONROE OKEECHOBEE PALM BEACH ST LUCIE